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                                                                       EXHIBIT 7

                         CONSENT OF NORWEST CORPORATION

TO:        Sherritt Coal Acquisition Inc.
AND TO:    The Board of Directors of Sherritt Coal Acquisition Inc.

    We hereby consent to the reference to our "Supplement to Prior Opinion Letter re: Line Creek Mine and Related Matters" appearing in Appendix B to the notice of variation and extension dated January 6, 2003 made by Sherritt Coal Acquisition Inc. to its offer dated October 25, 2002, as varied and restated by notice of variation dated December 16, 2002, to the holders of common shares of Fording Inc., which is also part of Amendment No. 1 to the Registration Statement under the UNITED STATES SECURITIES ACT OF 1933, as amended, of Sherritt International Corporation and the Canadian Coal Trust filed with the Securities and Exchange Commission, and any amendments thereto.

Calgary, Alberta                                    (Signed) NORWEST CORPORATION
January 6, 2003